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                        SALTON SEA FUNDING CORPORATION
                       OFFER TO EXCHANGE ITS REGISTERED
             7.02% SENIOR SECURED SERIES D NOTES DUE MAY 30, 2000
                      FOR ANY AND ALL OF ITS OUTSTANDING
            7.02% SENIOR SECURED SERIES D NOTES DUE MAY 30, 2000;
                       OFFER TO EXCHANGE ITS REGISTERED
             8.30% SENIOR SECURED SERIES E BONDS DUE MAY 30, 2011
                      FOR ANY AND ALL OF ITS OUTSTANDING
            8.30% SENIOR SECURED SERIES E BONDS DUE MAY 30, 2011;

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 10, 1996, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE
    WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 10, 1996.

                                                                July 30, 1996

To Our Clients:

   Enclosed for your consideration is a Prospectus dated July 29, 1996 (as the same may be amended or supplemented from time to time, the "Prospectus") and a related Letter of Transmittal (the "Letter of Transmittal") in connection with the offer (the "Exchange Offer") by Salton Sea Funding Corporation (the "Company") to exchange (i) its 7.02% Senior Secured Series D Notes Due May 30, 2000 ("New Series D Securities") for an equal principal amount of its outstanding 7.02% Senior Secured Series D Notes Due May 30, 2000 ("Old Series D Securities"), of which $70,000,000 aggregate principal amount is outstanding, and (ii) its 8.30% Senior Secured Series E Bonds Due May 30, 2011 ("New Series E Securities" and collectively with the New Series D Securities, "New Securities") for an equal principal amount of its outstanding 8.30% Senior Secured Series E Bonds Due May 30, 2011 ("Old Series E Securities" and collectively with the Old Series D Securities, "Old Securities") of which $65,000,000 aggregate principal amount is outstanding. The New Securities are being offered for exchange in order to satisfy certain obligations of the Company under the Exchange and Registration Rights Agreement, dated June 20, 1996, among the Company and other signatories thereto.

   Holders of Old Securities whose certificates for such Old Securities are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent on or prior to the Expiration Date (as defined below), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their certificates according to the guaranteed delivery procedures set forth in "The Exchange Offer-Procedures for Tendering" section of the Prospectus.

   THE MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF OLD SECURITIES CARRIED BY US FOR YOUR ACCOUNT OR BENEFIT BUT NOT REGISTERED IN YOUR NAME. A TENDER OF ANY OLD SECURITIES MAY BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS.

   Accordingly, we request instructions as to whether you wish us to tender any or all Old Securities, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Old Securities.

   YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN
ORDER TO PERMIT US TO TENDER OLD SECURITIES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. The Exchange Offer will expire at 5:00 p.m., New York City time, on September 10, 1996, unless extended by the Company (the "Expiration Date"). Any Old Securities tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date.




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   Please note the following:

   1. The Exchange Offer is for any and all Old Securities.

   2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Procedures for Tendering."

   3. Any transfer taxes incident to the transfer of Old Securities from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

   4. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date.

   If you wish to have us tender any or all of your Old Securities held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD SECURITIES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.




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               INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

   The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Salton Sea Funding Corporation with respect to its Old Securities.

   This will instruct you to tender the Old Securities held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

   Please tender the Old Securities held by you for my account as indicated below:

 [ ] Please do not tender any Old     AGGREGATE PRINCIPAL AMOUNT OF
     Securities held by you for my    OLD SECURITIES
     account                          ---------------------------------

                                      ---------------------------------
Dated:         , 1996
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                                      ---------------------------------
                                      Signature(s)

                                      ---------------------------------

                                      ---------------------------------

                                      ---------------------------------
                                            Please Print Name(s) here

                                      ---------------------------------

                                      ---------------------------------
                                                  Address(es)

                                      ---------------------------------
                                           Area Code(s) and Telephone
                                                     Number(s)

                                      ---------------------------------
                                         Tax Identification or Social
                                                 Security No(s)

   None of the Old Securities held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Securities held by us for your account.